Exhibit 10.1

NEWMARK HOLDINGS, L.P.

AMENDMENT

TO

AGREEMENT OF LIMITED PARTNERSHIP

This Amendment (“Amendment”) to the Agreement of Limited Partnership of Newmark Holdings, L.P., amended and restated as of December 13, 2017 (the “Agreement”), dated March 10, 2023, is effective as of March 10, 2023.

WITNESSETH:

WHEREAS, the General Partner wishes to adopt amendments to the Agreement pursuant to the authority granted to it under Section 13.01 of the Agreement; and

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this Amendment:

Section 1. Amendment and Restatement of Section 3.03.

Section 3.03 is amended and restated in its entirety as follows:

SECTION 3.03. Partner Obligations. (a) Each Partner acknowledges and agrees that, while a Partner, such Partner has a duty of loyalty to the Partnership and shall take no action to harm (or that would reasonably be expected to harm) the Partnership or any Affiliated Entity.

Each Regular Limited Partner, Founding/Working Partner, and REU Partner further agrees, in addition to any other obligations that such Partner may have under this Agreement, during the periods set forth below, not to, either directly or indirectly (including by or through an Affiliate) (collectively, clauses (i) through (viii), the “Partner Obligations”):

(i) while a Partner, breach such Partner’s duty of loyalty to the Partnership;

(ii) while a Partner, except as permitted by Section 13.15 of this Agreement, take advantage of, or provide another person or entity with the opportunity to take advantage of, a “corporate opportunity” (as such term would apply to the Partnership were it a corporation), which for this purpose shall require granting the Partnership a right of first refusal for the Partnership to acquire any assets, stock or other ownership interest in a business being considered or sold by any Partner or Affiliate of such Partner if an investment in such business would constitute a “corporate opportunity”, that has not been presented to and rejected by the Partnership, or that the Partnership rejects but reserves for possible further action by the Partnership in writing, unless otherwise consented to by the Managing General Partner in writing in its sole and absolute discretion;

[Amendment, dated March 10, 2023 (and effective March 10, 2023), to the Agreement of Limited

Partnership of Newmark Holdings, L.P., amended and restated as of December 13, 2017]

(iii) while a Partner and through the six (6)-month anniversary of the Termination of such Partner, engage in, represent in any way, or be connected with (as partner, director, officer, employee, consultant, or active participant, in each case, other than on a de minimis basis) any activity, practice or act with a Competing Business if: (1) it involves a Client or Client Representative and a service that is the same or similar to a service Partner provided for a Protected Affiliate; or (2) it involves (y) a product, product line or type, or service of a Protected Affiliate (including any for which it took substantial steps to offer prior to the Termination of such Partner), and (z) a service that is the same or similar to a service Partner provided for a Protected Affiliate within a geographic market covering where the Partner and/or the Protected Affiliate provided services or had responsibilities and/or within a 100-mile radius of any Client, Client Representative, Protected Affiliate, or Partner while a Partner; or (3) Partner had substantial confidential information of the Partnership or a Protected Affiliate and the disclosure of such information to the Competing Business is likely to be inevitable;

(iv) while a Partner and through the six (6)-month anniversary of the Termination of such Partner, solicit any of the customers of a Protected Affiliate for purposes of engaging in a Competing Business;

(v) while a Partner and through the first (1st)-year anniversary of the Termination of such Partner, induce such customers or their employees to reduce their volume of business with, terminate their relationship with, or otherwise adversely affect their relationship with, a Protected Affiliate;

(vi) while a Partner and through the second (2nd)-year anniversary of the Termination of such Partner, solicit, induce, or influence, or attempt to solicit, induce, or influence, any Person who was an employee, member, partner, or consultant of a Protected Affiliate or an Affiliated Entity to terminate his/her/their employment or association with any such Protected Affiliate or Affiliated Entity or hire, employ, engage (including as a consultant or partner), or otherwise enter into a Competing Business with any such Person;

(vii) while a Partner and through the second (2nd)-year anniversary of the Termination of such Partner, other than engaging in Competitive Activity, take any action that harms, or that reasonably could be expected to harm, the Partnership or any Affiliated Entity, including, without limitation, any breach of the Confidentiality provisions set forth in Section 13.06 hereof; and

(viii) while a Partner and through the fourth (4th)-year anniversary of the Termination of such Partner, make or participate in the making of (including through the Limited Partner’s or any of its Affiliates’ respective agents and representatives) any comments to the media (print, broadcast, electronic or otherwise) that are disparaging regarding the Partnership, the Managing General Partner or the senior executive officers of the Managing General Partner, or any Affiliated Entity, or are otherwise contrary to the interests of the Partnership.

[Amendment, dated March 10, 2023 (and effective March 10, 2023), to the Agreement of Limited

Partnership of Newmark Holdings, L.P., amended and restated as of December 13, 2017]

For the purposes herein, a “Protected Affiliate” shall be the real estate business division or line (including but not limited to capital markets, real estate asset management, real estate investment banking, leasing, property management, consulting and other advisory services (including valuation), flexible workspace solutions, technology, global corporate services, and multi-family financing) of any Affiliated Entity (“Protected Business Line”) that employed, used, retained, or received the services of the Partner (other than on a de minimis basis) within two years prior to the Termination of the Partner and any Affiliated Entity to the extent it is engaged in the same or similar business as any such Protected Business Line. An activity shall be deemed to be a “Competing Business” if it competes with any business conducted by a Protected Affiliate if (1) such business was engaged in by a Protected Affiliate or (2) a Protected Affiliate took substantial steps in anticipation of commencing such business prior to the Termination of the Partner. The term “Client” shall include an individual or entity that transacted with, or engaged, used, or received a service or product offered or provided by a Protected Affiliate, and a “Client Representative” shall mean an individual who was or is employed by, retained by, or associated with a Client with whom Partner had business dealings (including but not limited to business communications, transactions, solicitations, negotiations, off-site networking or other professional interactions).

(b) If a Regular Limited Partner, Founding/Working Partner, or REU Partner breaches such Partner’s Partner Obligations, then, in addition to any other rights or remedies the General Partner may have, and unless otherwise determined by the General Partner in its sole and absolute discretion, the Partnership shall redeem all of the Units held by such Partner for a redemption price equal to their Base Amount, and such Partner shall have no right to receive any further distributions, including any Additional Amounts, or any other distributions or payments of cash, stock or property, to which such Partner otherwise might be entitled.

(c) Without limiting any of the foregoing, for all purposes of this Agreement, any Regular Limited Partner, Founding/Working Partner, or REU Partner that breaches any Partner Obligation shall be subject to all of the consequences (including, without limitation, the consequences provided for in Sections 12.02 and 12.03) applicable to a Regular Limited Partner, Founding/Working Partner, or REU Partner that engages in a Competitive Activity.

(d) Any Regular Limited Partner, Founding/Working Partner or REU Partner that breaches such Partner’s Partner Obligations shall indemnify the Partnership for and pay any resulting attorneys’ fees and expenses of the Partnership, as well as any and all damages resulting from such breach.

(e) Notwithstanding anything to the contrary, and unless Cantor shall determine otherwise, none of the obligations, limitations, restrictions or other provisions set forth in Sections 3.03(a), 3.03(b), 3.03 (c), or 3.03(d) shall apply to any Regular Limited Partners, Founding/Working Partner, or REU Partners that is also a Cantor Company.

[Amendment, dated March 10, 2023 (and effective March 10, 2023), to the Agreement of Limited

Partnership of Newmark Holdings, L.P., amended and restated as of December 13, 2017]

Section 2. Amendment and Restatement of Section 12.02(a)(iv)(D).

Section 12.02(a)(iv)(D) of the Agreement is hereby amended and restated as follows:

Each Founding/Working Partner and each REU Partner consents to the economic terms of this Section 12.02 and agrees that, subject to Section 2.09(c), a Founding/Working Partner and an REU Partner, as the case may be, who does not engage in a Competitive Activity or otherwise breach a Partner Obligation while a Partner and through the second (2nd)-year anniversary of the Termination of such Partner shall be entitled, subject to any other provision of this Agreement (including without limitation Section 2.09(c)) and any other remedies at law or in equity for a breach by such Partner of any other provision of this Agreement, to all amounts payable pursuant to Sections 12.02(b) and 12.02(c). Subject to Sections 2.09(c), 3.03 and 12.02(i), a Partner who chooses to engage in a Competitive Activity or otherwise breaches a Partner Obligation shall be entitled to receive all amounts payable pursuant to Sections 12.02(b) and shall be entitled to receive Additional Amounts as are provided in Section 12.02(c) to the extent that such amounts are payable prior to the date on which a Partner first participates in a Competitive Activity or otherwise breaches a Partner Obligation. Each Founding/Working Partner and each REU Partner agrees that the amounts such Founding/Working Partner or REU Partner, as the case may be, will receive upon withdrawing from the Partnership represent full and complete payment in liquidation of such Partner’s interest in the property of the Partnership, taking into account such Partner’s share of Partnership liabilities. Such amount will not include any payment for a Founding/Working Partner’s interest or an REU Partner’s interest, as the case may be, in the unrealized receivables or goodwill of the Partnership.

Section 3. Amendment and Restatement of Section 12.02(c).

Section 12.02(c) of the Agreement is hereby amended and restated as follows:

(c) Payment of Additional Amounts. (i) On each of the first, second, third, and fourth anniversaries of the Payment Date (or at such earlier time as is determined by the General Partner in its absolute discretion), a Founding/Working Partner or REU Partner, as the case may be, will be entitled to receive payment of one-fourth (1/4th) of such Partner’s Additional Amounts plus an amount equal to interest determined pursuant to Section 12.02(c)(iv); provided, that such Partner (or in the case of a corporate or other entity Partner, the majority owner of such Partner) has not engaged in any Competitive Activity or otherwise breached a Partner Obligation prior to the date such payment is due.

(ii) A Partner’s “Additional Amounts” shall equal the excess, if any, of (A) such Partner’s Adjusted Capital Account with respect to all Units held by such Partner (which may be reduced in whole or in part, in the sole and absolute discretion of the General Partner, by the Adjustment Amount), minus (B) the amount payable to such Partner pursuant to Section 12.02(b)(i).

(iii) For purposes of this Agreement, a Founding/Working Partner or REU Partner shall be considered to have engaged in a Competitive Activity if such Partner, for any reason, alone or with others, directly or indirectly (each of clauses (A) through (C) shall be a “Competitive Activity”):

[Amendment, dated March 10, 2023 (and effective March 10, 2023), to the Agreement of Limited

Partnership of Newmark Holdings, L.P., amended and restated as of December 13, 2017]

(A) at any time while a Partner and through the second (2nd)-year anniversary of the Termination of such Partner, solicits, induces, or influences, or attempts to solicit, induce, or influence, any Person who was an employee, member, partner, or consultant of a Protected Affiliate or an Affiliated Entity to terminate his/her/their employment or association with any such Protected Affiliate or Affiliated Entity or hires, employs, engages (including as a consultant or partner), or otherwise enters into a Competing Business with any such Person;

(B) at any time while a Partner and through the second (2nd)-year anniversary of the Termination of such Partner, solicits any of the customers of a Protected Affiliate for purposes of engaging in a Competing Business, or induces such customers or their employees to reduce their volume of business with, terminate their relationship with, or otherwise adversely affect their relationship with, a Protected Affiliate; or

(C) at any time while a Partner and through the second (2nd)-year anniversary of the Termination of such Partner, engages in, represents in any way, or is connected with (as partner, director, officer, employee, consultant, or active participant, in each case, other than on a de minimis basis) any activity, practice or act with a Competing Business if: (1) it involves a Client or Client Representative and a service that is the same or similar to a service Partner provided for a Protected Affiliate; (2) it involves (y) a product, product line or type, or service of a Protected Affiliate (including any for which it took substantial steps to offer prior to the Termination of such Partner), and (z) a service that is the same or similar to a service Partner provided for a Protected Affiliate within a geographic market covering where the Partner and/or the Protected Affiliate provided services or had responsibilities and/or within a 100-mile radius of any Client, Client Representative, Protected Affiliate, or Partner while a Partner; or (3) Partner had substantial confidential information of the Partnership or a Protected Affiliate and the disclosure of such information to the Competing Business is likely to be inevitable.

(iv) Each payment of the Additional Amounts pursuant to this Section 12.02(c) shall bear interest at the AFR from the Payment Date until paid.

(v) The General Partner may revise the terms of this Section 12.02(c) with respect to any or all Founding/Working Partner Units or REUs, as the case may be; provided, however, that no such amendment may (i) lengthen the term set out in Section 3.03 or the payout period or (ii) otherwise expand the scope of this Section 12.02(c), unless, in each such case, it is effected by an amendment to the Partnership Agreement made pursuant to Section 13.01 or by the terms of another agreement between the Partnership and the holder of the affected Founding/Working Partner Units or REUs, as the case may be. The Partnership and the Partners believe that the provisions of this Section 12.02(c) are reasonable in scope and duration and are necessary to protect the interests of the Partnership and the Affiliated Entities.

[Amendment, dated March 10, 2023 (and effective March 10, 2023), to the Agreement of Limited

Partnership of Newmark Holdings, L.P., amended and restated as of December 13, 2017]

(vi) If any beneficial owner of the stock of a corporate Founding/Working Partner or REU Partner, as the case may be, any partner of any general or limited partnership that is a Founding/Working Partner or REU Partner, as the case may be, any member of a limited liability company that is a Founding/Working Partner or REU Partner, as the case may be, or the grantor, trustee or beneficiary of any trust that is a Founding/Working Partner or REU Partner, as the case may be (such beneficial owner, partner, member, grantor, trustee or beneficiary, a “Competing Owner”) directly or indirectly engages in any Competitive Activity or otherwise breaches a Partner Obligation (or takes action that would constitute a Competitive Activity or other breach of a Partner Obligation if such person were a Founding/Working Partner or REU Partner, as the case may be), the Partnership shall have the right to redeem a number of the Founding/Working Partner Units or REUs, as the case may be, of such Partner equal to the product of the maximum percentage of the ownership of such Partner (by vote or value in the case of a corporation, by profits or capital interest in the case of a partnership or limited liability company or by the greater of the portion of such trust as to which the Competing Owner is a grantor or beneficiary as reasonably determined by the General Partner) held by the Competing Owner at any time during the twelve (12) -month period preceding the breach and the number of Units held by such entity Partner at the time the Competitive Activity or other breach of a Partner Obligation commences. The foregoing shall apply with such changes as the General Partner deems appropriate to reflect the intent of the foregoing with respect to any Founding/Working Partner or REU Partner, as the case may be, that is an entity not specifically identified above. Anything to the contrary in Section 9.02 notwithstanding, the General Partner shall have the right to redeem such Founding/Working Partner Units or REUs for a price equal to the Base Amount (which may be $0.00) attributable to such Founding/Working Partner Units or REUs, as the case may be s, or, if less, the amount, if any, payable in respect of such Founding/Working Partner Units or REUs, as the case may be under Section 3.03.

(vii) The General Partner may condition the receipt of any amount payable to a Terminated or Bankrupt Founding/Working Partner or REU Partner, as the case may be, upon the receipt of a certification, in form and substance acceptable to the General Partner, that such former Partner has not engaged in any Competitive Activity or otherwise breached a Partner Obligation. A former Founding/Working Partner or REU Partner, as the case may be, shall be liable for all damages (including, without limitation, any payments of Additional Amounts made as a result of a false certification) resulting from the inaccuracy of any such certification including attorneys’ fees and expenses incurred by the Partnership and shall also be liable for interest at the lesser of nine (9) percentage points above the prime rate as published in the Wall Street Journal, Eastern Edition in effect from time to time or the highest rate permitted by law on the amount of any damages owed to the Partnership.

(viii) Notwithstanding anything in this Agreement to the contrary, the Personal Representative of a Founding/Working Partner or REU Partner, as the case may be, who has become a Terminated Partner on account of death shall receive payment of such Partner’s Additional Amounts at the same time such Personal Representative receives payment of the deceased Partner’s Base Amount pursuant to Section 12.02(b); provided, however, that the Personal Representative of a deceased Founding/Working Partner or REU Partner, as the case may be, shall not be entitled to receive payment of such Additional Amounts if the deceased Partner engaged in a Competitive Activity or otherwise breached a Partner Obligation prior to such Partner’s death.

[Amendment, dated March 10, 2023 (and effective March 10, 2023), to the Agreement of Limited

Partnership of Newmark Holdings, L.P., amended and restated as of December 13, 2017]

Section 4. Updates to Defined Terms in the Agreement.

Section 1.01 shall be amended as follows: “Restricted Period” shall be deleted.

Section 5. Amendment and Restatement of Section 13.06(c).

Section 13.06(c) of the Agreement is hereby amended and restated as follows:

(c) In the event that a Founding/Working Partner or an REU Partner is subpoenaed, or requested, to testify as a witness or to produce documents in any legal or administrative or other proceeding related to the Partnership (whether during the period in which he, she or it is a Partner or through the four (4)-year anniversary of the Termination of such Partner), or otherwise required by law to disclose confidential information, he, she or it will, unless otherwise prohibited by law, promptly notify the Partnership of such subpoena or request and meet with Partnership representatives for a reasonable period of time prior to any such appearance or production, unless prohibited by applicable law. Nothing in this Section 13.06(c), nor any other provision of this Agreement, is intended, or should be construed, to prevent or restrict any Partner from reporting possible violations of federal, state, or local law or regulation as protected under applicable whistleblower provisions to any government agency or entity (such as the U.S. Securities and Exchange Commission or National Labor Relations Board) or from otherwise engaging in activities or communications that are expressly protected by applicable federal, state, or local statutes or regulations of any such government agency or entity.

Section 6. Other Amendments.

The General Partner shall have the authority, without the consent of the other Partners, to make such other amendments to the Agreement as are necessary or appropriate to give effect to the intent of the foregoing Amendment including, without limitation, to amend the Table of Contents or to reflect the foregoing Amendment in an Amended and Restated Partnership Agreement (and to further amend and/or restate such Amended and Restated Partnership Agreement to reflect the foregoing amendment to the extent necessary or appropriate as determined by the General Partner).

[Remainder of Page Intentionally Blank]

[Amendment, dated March 10, 2023 (and effective March 10, 2023), to the Agreement of Limited

Partnership of Newmark Holdings, L.P., amended and restated as of December 13, 2017]

NEWMARK GP, LLC

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick

CANTOR FITZGERALD, L.P.

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick

NEWMARK GROUP, INC.

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick

[Signature Page to Amendment, dated March 10, 2023 (and effective March 10, 2023), to the Agreement of Limited Partnership of Newmark Holdings, L.P.,

amended and restated as of December 13, 2017]

[Amendment, dated March 10, 2023 (and effective March 10, 2023), to the Agreement of Limited

Partnership of Newmark Holdings, L.P., amended and restated as of December 13, 2017]